                                                                    Exhibit 10.5

                                SCHEDULE NO. F-1
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF DECEMBER 8, 2000


Lessor & Mailing Address:                 Lessees & Mailing Address:

GENERAL ELECTRIC CAPITAL CORPORATION   GALAXY INDUSTRIES CORPORATION, MID
FOR ITSELF AND AS AGENT FOR CERTAIN    STATE MACHINE PRODUCTS, NATIONWIDE
PARTICIPANTS                           PRECISION PRODUCTS CORPORATION,
10 South LaSalle Street                GENERAL AUTOMATION, INC.
Chicago, Illinois  60603               c/o Precision Partners, Inc.
                                       5605 N. MacAuthur Blvd
                                       Suite 710
                                       Irving, Texas 75038



This Final Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Amended and Restated Master Lease Agreement identified above ("Agreement;" said Agreement and this Schedule being collectively referred to as "Lease"). This Final Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.    EQUIPMENT.

      Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessees the Equipment listed on Annex A attached hereto and made a part hereof.

B.    FINANCIAL TERMS.

      1.    Advance Rent (if any):  N/A.
      2.    Capitalized Lessor's Cost: $6,714,653.25
      3.    Basic Term: Sixty (60) months through January 1, 2006.
      4.    Basic Term Commencement Date: January 1, 2001.
      5.    Equipment Location:  See Annex A.
      6.    Designated Lessees: See Annex A.
      7.    Designated Lessees Federal Tax ID No.:  See Annex A.
      8.    Supplier:  See Annex A.
      9.    Last Delivery Date: November 30, 2000.
      10. Lessees agree and acknowledge that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.
      11.   Renewal Term: twelve (12)  months.
      12.   Maximum Lease Term: Six Terms
      13.   Stipulated Loss Values: See Annex D.

C.    TERM AND RENT.

      1. BASIC TERM RENT. Commencing on January 1, 2001, and on the last day of each month thereafter (each, a "Rent Payment Date") during the Basic Term, Lessees shall pay as rent monthly installments of principal and interest, each installment in the Principal Amount Amortization (as hereinafter defined), together with interest on the Unamortized Principal Balance (as hereinafter defined) as of the immediately preceding Rent Payment Date (after application of the Rent paid on such date) at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date (provided, however, that with respect to the first Rent Payment Date, the Interest Rate shall be calculated for the Interest Period following the Basic Term Commencement Date). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      2. RENEWAL TERM RENT. Commencing on the last day of the first month after the expiration of the Basic Term, and on the same day of each month thereafter, as applicable, Lessees shall pay as Rent monthly installments of principal, plus interest in arrears at the Interest Rate, each monthly payment to include interest at the Interest Rate and principal in the amount specified on the Amortization Schedule to be attached hereto. Interest will be calculated on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty
(30)-day months. Said Rent will consist of principal and interest components, such principal components being as provided in the Amortization Schedule to be attached hereto.

      3. CONTINGENT RENT. Contingent Rent calculated as hereinafter specified shall accrue on a quarterly basis and shall be payable by Lessees to Lessor upon the return of the Lease Assets pursuant to Section XVII (c) of the Lease. As used herein "CONTINGENT Rent" shall be calculated as the product of (x) 90% of any per annum increase in the Consumer Price Index ("CPI") for all items as published in by the Department of Labor Bureau of Economics and Statistics (the "DOL") during the preceding calendar quarter, and (y) the Capitalized Lessor's Cost of the Lease Assets; provided, however, that the maximum Contingent Rent shall not exceed the amount calculated as eight and one half percent (12%) of the Capitalized Lessor's Cost of the Lease Assets; provided, further, that if the manner in which the DOL determines the CPI is modified in any manner that would result in a material change to the amount of Contingent Rent that would otherwise have been payable hereunder, then Lessees and Lessor shall adjust such Contingent Rent in a manner intended to preserve the originally intended net economic result of the determination.

      As used herein, the following terms shall have the following meanings:

      "APPLICABLE MARGIN" shall mean 500 basis points; subject, however, to the following adjustments:

            (i) If the Lessees remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date thereof through June 30, 2001, and if no Event of Default shall have occurred and be continuing as of June 30, 2001, then, effective as of July 1, 2001, the Applicable Margin shall be reduced to 400 basis points.

            (ii) If the Lessees remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date thereof through December 31, 2001, and if no Event of Default shall have occurred and be continuing as of December 31, 2001, then, effective as of January 1, 2002, the Applicable Margin shall be reduced to 325 basis points.

            (iii) If, at any time after the Applicable Margin is reduced to 400 basis points or 325 basis points as provided in clause (i) or clause (ii) above, the Lessees fail to comply with Section 5.14 of the Loan Agreement, the Applicable Margin shall immediately and automatically be increased to 500 basis points. Thereafter, on the first day of the first month after the Lessees provide the Lessor with financial statements reflecting that the Lessees are once again in compliance with the provisions of Section
      5.14 of the Loan Agreement, provided that no Event of Default has then occurred and is continuing, the Applicable Margin shall once again be reduced to 400 basis points, or 325 basis points, as applicable.

      "BUSINESS DAY" shall mean any day other than Saturday, Sunday, and any day on which banking institutions located in the State of Maryland are authorized by law or other governmental action to close.

      "INTEREST PERIOD" shall mean the period beginning on the Base Lease Commencement Date and ending on the next Rent Payment Date, and each subsequent monthly period.

      "INTEREST RATE" shall mean that percentage per annum calculated as the sum of (a) the LIBOR Rate redetermined monthly, plus (b) the Applicable Margin.

      "LIBOR RATE" shall mean, with respect to any Interest Period occurring during the term of the Lease, an interest rate per annum equal at all times during such Interest Period to the quotient of (1) the rate per annum as determined by Lessor by reference to Telerate Page 3750 at which deposits of U.S.

Dollars in immediately available and freely transferable funds are offered at 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period to major banks in the London interbank market for a period of thirty (30) days and in an amount equal or comparable to the Unamortized Principal Balance, divided by (2) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the LIBOR Reserve Requirements current on the date two (2) Business Days prior to the first day of the Interest Period.

      "LIBOR RESERVE REQUIREMENTS" shall mean the daily average for the applicable Interest Period of the maximum rate applicable to Lessor [or its Participants] at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "Eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that include deposits by reference to which the interest rates on Eurodollar loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Lessor to United States residents), having a term equal to such Interest Period, subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.

      "PRINCIPAL AMORTIZATION AMOUNT" shall mean that amount shown on Annex F calculated to amortize the Capitalized Lessor's Cost to 41.4255% over the Basic Term, and to 25.000% over the Renewal Term.

      "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

      "UNAMORTIZED PRINCIPAL BALANCE" shall mean the Capitalized Lessor's Cost minus the aggregate of the Principal Amortization Amount as more particularly shown on Annex E hereto.

      4. If any Rent Payment Date is not a Business Day, the Rent otherwise due on such date shall be payable on the immediately preceding Business Day.

      5. If at any time Lessor or any Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) determines that either adequate and reasonable means do not exist for ascertaining the LIBOR Rate, or it becomes impractical for Lessor or any Participant to obtain funds to make or maintain the financing hereunder with interest at the LIBOR Rate, or Lessor or any Participant shall have determined that the LIBOR Rate will not adequately and fairly reflect the cost to Lessor or any Participant of making, maintaining, or funding the transaction hereunder at the LIBOR Rate, or Lessor or any Participant reasonably determines that, as a result of changes to applicable law after the date of execution of the Agreement, or the adoption or making after such date of any interpretations, directives or regulations (whether or not having the force of law) by any court, governmental authority or reserve bank charged with the interpretation or administration thereof, it shall be or become unlawful or impossible to make, maintain, or fund the transaction hereunder at the LIBOR Rate, then Lessor promptly shall give notice to Lessee of such determination, and Lessor and Lessees shall negotiate in good faith a mutually acceptable alternative method of calculating the Interest Rate and shall execute and deliver such documents as reasonably may be required to incorporate such alternative method of calculating the Interest Rate in this Schedule, within thirty (30) days after the date of Lessor's notice to Lessees. If the parties are unable mutually to agree to such alternative method of calculating the Interest Rate in a timely fashion, on the Rent Payment Date next succeeding the expiration of such thirty (30) day period Lessees shall purchase all (but not less than all) of the Equipment described on all Schedules executed pursuant to the Agreement and shall pay to Lessor, in cash, the purchase price for the Equipment so purchased, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Stipulated Loss Value of such Equipment calculated in accordance with Annex D as of the date of payment, together with all rent and other sums then due on such date, plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this paragraph, Lessor will transfer, on an AS IS BASIS, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters. Lessor shall execute and deliver to Lessees such Uniform Commercial Code statements of termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.

      6. Lessees shall pay to Lessor, for the account of each Participant, from time to time the amounts as such Participant may determine to be necessary to compensate it for any costs which such Participant determines are attributable to its making or maintaining its interest in the Lease and the Equipment (the "Interest") or any reduction in any amount receivable by such Participant in respect of any such Interest (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change (as defined below) which:

            (i) changes the basis of taxation of any amounts payable to Lessor for the account of such Participant in respect of such Interest (other than taxes imposed on or measured by the overall net income of such Participant in respect of the Interest by the jurisdiction in which such Participant has its principal office or its lending office); or

            (ii) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Participant; or

            (iii) imposes any other condition affecting this Lease or any Interest.

For purposes hereof, "Regulatory Change" shall mean any change after the date of this Lease in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as amended or supplemented from time to time) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including any Participant or any financial institution which provides funds to such Participant in connection with the funding of the Interest, or under any United States Federal, state or foreign law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      Without limiting the effect of the foregoing paragraph (but without duplication), Lessees shall pay to Lessor, for the account of each Participant, from time to time on request such amounts as such Participant may determine to be necessary to compensate such Participant (or, without duplication, the bank holding company of which such Participant is a subsidiary) for any costs which it determines are attributable to the maintenance by such Participant (or any lending office or such bank holding company) or which are payable by such Participant to a financial institution which provides funds to such Participant in connection with the funding of the Interest, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A)), of capital in respect of such Participant's Interest (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) to a level below that which such Participant or such financial institution which provides funds to such Participant in connection with the funding of the Interest (or any lending office or bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this paragraph, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

      Each Participant shall notify Lessees of any event occurring after the date of this Lease that will entitle such Participant to compensation under the preceding two paragraphs as promptly as practicable, but in any event within forty-five (45) days, after such Participant obtains actual knowledge thereof; provided, that (i) if such Participant fails to give such notice within forty-five (45) days after it obtains actual knowledge of such an event, such Participant shall, with respect to compensation payable pursuant to the preceding two paragraphs in respect of any costs resulting from such event, only be entitled to payment under the referenced paragraphs for costs incurred from and after the date forty-five (45) days prior to the date that such Participant does give such notice, and (ii) such Participant will designate a different lending office for the Interest if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Participant, be disadvantageous to such Participant. Each Participant will furnish to Lessees a certificate setting forth the basis and amount of each request by such Participant for compensation under the preceding two paragraphs. Determinations and allocations by each Participant for purposes of the preceding two paragraphs shall be conclusive, absent manifest error.

      7. Upon the occurrence and continuance of any Event of Default with respect to Material Indebtedness, the Interest Rate shall be recalculated on the basis of the Interest Rate which would otherwise be in effect hereunder, plus two hundred (200) basis points.

D.    INSURANCE.

      1.    Public Liability:  $7,000,000.00, total liability per occurrence.

      2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

E.    FIXED PURCHASE PRICE AND RESIDUAL RISK AMOUNT*

      END OF YEAR       FIXED PURCHASE PRICE          RESIDUAL RISK AMOUNT

            5                    41.4255%               23.3141%
            6                    25.000%                4.6360%


       *expressed as a percent of the Capitalized Lessor's Cost of the Equipment.

      Anything in the foregoing to the contrary notwithstanding, the Fixed Purchase Price and Residual Risk Amount described above shall be adjusted in accordance with any adjustment in the Lease Rate Factor or the amortization.

      Lessees certify that as of the date hereof (i) Lessees are not in default under the Lease; and (ii) the representations and warranties made by Lessees pursuant to or under the Lease are true and correct on the date hereof.

      This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessees by authorized representatives of Lessor and Lessees, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION,     GALAXY INDUSTRIES CORPORATION, MID
FOR ITSELF AND AS AGENT FOR               STATE MACHINE PRODUCTS, NATIONWIDE
CERTAIN PARTICIPANTS                      PRECISION PRODUCTS CORPORATION,
                                          GENERAL AUTOMATION, INC.

By: /s/ Jeff Fitts                        By: Precision Partners, Inc.,
   ------------------------------------   Attorney-In-Fact pursuant to Section
Name: Jeff Fitts                          ____ of the Amended and
     ----------------------------------   Restated Master Lease
Title: Senior Risk Manager
     ----------------------------------
                                          By: /s/ Frank Reilly
                                             ---------------------------------
                                          Name: Frank Reilly
                                               -------------------------------
                                          Title: Executive Vice President and
                                                ------------------------------
                                                 Chief Financial Officer
                                                ------------------------------

                                     ANNEX A
                                       TO
                                SCHEDULE NO. F-1
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF DECEMBER 8, 2000

                            DESCRIPTION OF EQUIPMENT


Designated                 Serial     Type and Model    Number      Cost Per
  LESSEE    MANUFACTURER   NUMBERS     of EQUIPMENT    of UNITS      UNIT     LOCATION
  ------    ------------   -------     ------------    --------      ----     --------

    A          Mitsui       1280D    OM VT5-16N(e) #3      1     $515,000.00     1

    A          Mitsui       1280C    OMVT5-16N (e) #4      1     $515,000.00     1

    A          Mitsui       1280A    OM VT5-16N (e) #8     1     $515,000.00     2

    A          Mitsui      MT-1294D  OM VT5-16N (e) #9     1      $26,500.00     2

                                      OM VT5-16N (e)
    A          Mitsui      MT-1301A         #10            1      $26,500.00     1

    A          Mitsui      MT-1307A  OM VT5-20N (E) #1     1      $37,500.00     1

    A          Mitsui      MT-1307B  OM VT5-20N (e) #2     1      $37,500.00     1

    A         Toshiba       144172    Toshiba BTD-110      1     $497,160.00     1

    A         Toshiba       130292   Toshiba BP-130 #1     1     $674,310.00     1

    A         Toshiba       130298   Toshiba BP-130 #2     1      $33,715.50     1

    B        Prime Tech   0400-2424     CMM Machine        1     $145,669.75     3

    B        Prime Tech   0300-2415     CMM Machine        1     $145,669.75     4

             Certified
    B       Fabricators      N/A         Fixtures          1     $293,158.00     4

    B      Bolt Machinery  440,445   Mori-Seiki SH 630     1     $712,498.00     4

              Boulter                   Offload of
    B         Rigging        N/A       Mori-Seiki's       N/A     $6,662.27      4

    B       Key Products    99280     Boring Machine       1     $623,500.00     4

               Miller
             Transfer &               Rigging-Boring
    B         Rigging        N/A          Machine         N/A     $2,852.30      4

                           158,159   HM-80 Horizontal
    B      OKK USA Corp.   160,161    Machine Centers      4     $1,397,400.00   3

             Landstarr                  Freight-OKK
    B          Inway         N/A         Machines         N/A     $26,189.25     3

              Boulter                   Rigging-OKK
    B         Rigging        N/A         Machines         N/A     $2,352.37      3

               Boldt
    B        Machinery       1023    Mori-Seiki SH 403     1     $240,258.03     4

               Boldt
    B        Machinery       1009    Mori-Seiki SH 403     1     $240,258.03     4

Locations:
      1 -   1501 Verti Drive, Winslow, Maine  04901
      2 -   815 New Britan Avenue, Rocky  Hill, Connecticut  06067
      3 -   200 Tech Park Drive, Rochester, NY  14623
      4 -   Elmgrove Facility, 789 Elmgrove Road, Rochester, NY 14624

Designated Lessee; Federal Tax ID No.:
      A -   Mid State Machine Products; 01-0280525
      B -   Nationwide Precision Products Corporation; 22-3639335



Initials:                FR
          --------      ---------------
          Lessor        Lessees

                                     ANNEX B
                                       TO
                                SCHEDULE NO. F-1
                 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT
                          DATED AS OF DECEMBER 8, 2000

                      PURCHASE ORDER ASSIGNMENT AND CONSENT

      THIS ASSIGNMENT AGREEMENT, dated as of __________, 2000 ("AGREEMENT"), between GENERAL ELECTRIC CAPITAL CORPORATION, for Itself and as Agent for Certain Participants, its successors and assigns ("LESSOR"), and GALAXY INDUSTRIES CORPORATION, MID STATE MACHINE PRODUCTS, NATIONWIDE PRECISION PRODUCTS CORPORATION, AND GENERAL AUTOMATION, INC. ("Lessees").


                                   WITNESSETH:

      Lessees desire to lease certain equipment ("EQUIPMENT") from Lessor pursuant to that certain Amended and Restated Master Lease Agreement dated as of December 8, 2000, and Schedules executed pursuant thereto (collectively, "LEASE"). All terms used herein which are not otherwise defined shall have the meaning ascribed to them in the Lease.

      Lessees desire to assign, and Lessor is willing to acquire, certain of Lessees' rights and interests under the purchase order(s), agreement(s), and/or document(s) (the "PURCHASE ORDERS") Lessees have heretofore issued to the Supplier(s) of such Equipment.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, Lessor and Lessees hereby agree as follows:


SECTION 1.  ASSIGNMENT.

      (a) Lessees do hereby assign and set over to Lessor all of Lessees' rights and interests in and to such Equipment and the Purchase Orders as the same relate thereto including, without limitation, (i) the rights to purchase, to take title, and to be named the purchaser in the bill of sale for, such Equipment, (ii) all claims for damages in respect of such Equipment arising as a result of any Event of Default by the Supplier (including, without limitation, all warranty and indemnity claims) and (iii) any and all rights of Lessees to compel performance by the Supplier.

      (b) If, and so long as, no Event of Default exists under the Lease, Lessees shall be, and are hereby, authorized during the term of the Lease to assert and enforce, at Lessees' sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessees, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

SECTION 2.  CONTINUING LIABILITY OF LESSEES.

      It is expressly agreed that, anything herein contained to the contrary notwithstanding: (a) Lessees shall at all times remain liable to the Supplier to perform all of the duties and obligations of the purchaser under the Purchase Orders to the same extent as if this Agreement had not been executed, (b) the execution of this Agreement shall not modify any contractual rights of the Supplier under the Purchase Orders and the liabilities of the Supplier under the Purchase Orders shall be to the same extent and continue as if this Agreement had not been executed, (c) the exercise by the Lessor of any of the rights hereunder shall not release Lessees from any of their duties or obligations to the Supplier under the Purchase Orders, and (d) Lessor shall not have any obligation or liability under the Purchase Orders by reason of, or arising out of, this Agreement or be obligated to perform any of the obligations or duties of Lessees under the Purchase Orders or to make any payment (other than under the terms and conditions set forth in the Lease) or to make any inquiry of the sufficiency of or authorization for any payment received by any Supplier or to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned hereunder.

      This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



GENERAL ELECTRIC CAPITAL CORPORATION,     GALAXY INDUSTRIES CORPORATION
FOR ITSELF AND AS AGENT FOR CERTAIN
PARTICIPANTS



By:                                       By: /s/ Frank Reilly
   ------------------------------------      ---------------------------------
Name:                                     Name: Frank Reilly
     ----------------------------------        -------------------------------
Title:                                    Title: Vice President
      ---------------------------------        -------------------------------


MID STATE MACHINE PRODUCTS                NATIONWIDE PRECISION PRODUCTS
                                          CORPORATION


By: /s/ Frank Reilly                      By: /s/ Frank Reilly
   ------------------------------------      ---------------------------------
Name: Frank Reilly                        Name:  Frank Reilly
     ----------------------------------        -------------------------------
Title: Vice President                     Title: Vice President
      ---------------------------------         -------------------------------


GENERAL AUTOMATION, INC.


By: /s/ Frank Reilly
   ------------------------------------
Name: Frank Reilly
     ----------------------------------
Title: Vice President
      ---------------------------------

                              CONSENT AND AGREEMENT


      Supplier hereby consents to the above assignment agreement ("AGREEMENT") and agrees not to assert any claims against Lessor or Lessees inconsistent with such Agreement. Supplier agrees that the Purchase Orders are hereby amended as necessary to provide as follows:

      (a) As between Supplier and Lessor, title to and risk of loss of the Equipment shall pass to Lessor upon Lessees' execution of the Certificate of Acceptance for such Equipment.

      (b) Supplier hereby waives and discharges any security interest, lien or other encumbrance in or upon the Equipment and agrees to execute such documents as Lessor may request evidencing the release of any such encumbrance and the conveyance of title thereto to Lessor.

      (c) Supplier agrees that on and after the date this Consent is executed it will not make any addition to or delete any items from the Equipment referred to in the Agreement without the prior written consent of both Lessor and Lessees.

      (d) Seller represents that the Equipment has been accurately labeled, consistent with the requirements of 40 CFR Part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

     IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed this ________ day of ____________________, _______.

                                    SUPPLIER:

                                    --------------------------------------


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

                                     ANNEX C
                                       TO
                                  SCHEDULE NO.
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF December 8, 2000

                            CERTIFICATE OF ACCEPTANCE


To:   General Electric Capital Corporation,
      for Itself and as Agent for Certain Participants

      Pursuant to the provisions of the above Schedule and Amended and Restated Master Lease Agreement (collectively, the "LEASE"), the undersigned Designated Lessee certifies and warrants that (a) all Equipment listed in the referenced Schedule (the "Equipment") is in good condition and appearance, installed (if applicable), and in working order; and (b) on behalf of Lessees the Designated Lessee accepts the Equipment for all purposes of the Lease and all attendant documents.

      Designated Lessee does further certify that as of the date hereof (i) Lessees are not in default under the Lease; and (ii) the representations and warranties made by Lessees pursuant to or under the Lease are true and correct on the date hereof.




Dated:  __________ ___, ____              By: /s/ Frank Reilly
                                             ---------------------------------
                                          Name:  Frank Reilly
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                     ANNEX D
                                       TO
                                  SCHEDULE NO.
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF December 8, 2000

                          STIPULATED LOSS VALUE TABLE*



                                                    STIPULATED LOSS VALUE % OF
       DATE           TERMINATION VALUE % OF COST               COST

      Jan-01                    103.00                         106.96
      Feb-01                    102.28                         106.20
      Mar-01                    101.55                         105.43
      Apr-01                    100.81                         104.65
      May-01                    100.07                         103.87
      Jun-01                     99.32                         103.08
      Jul-01                     98.56                         102.28
      Aug-01                     97.80                         101.47
      Sept-01                    97.03                         100.66
      Oct-01                     96.25                         99.84
      Nov-01                     95.46                         99.01
      Dec-01                     94.66                         98.18
      Jan-02                     93.86                         97.33
      Feb-02                     93.05                         96.48
      Mar-02                     92.23                         95.62
      Apr-02                     91.40                         94.75
      May-02                     90.57                         93.88
      Jun-02                     89.72                         92.99
      Jul-02                     88.87                         92.10
      Aug-02                     88.01                         91.20
      Sept-02                    87.14                         90.29
      Oct-02                     86.27                         89.37
      Nov-02                     85.38                         88.45
      Dec-02                     84.49                         87.51
      Jan-03                     83.58                         86.57
      Feb-03                     82.67                         85.61
      Mar-03                     81.75                         84.65
      Apr-03                     80.82                         83.68
      May-03                     79.88                         82.70
      Jun-03                     78.93                         81.71
      Jul-03                     77.97                         80.72
      Aug-03                     77.01                         79.71
      Sept-03                    76.03                         78.69
      Oct-03                     75.04                         77.66
      Nov-03                     74.05                         76.63
      Dec-03                     73.04                         75.58
      Jan-04                     72.03                         74.53
      Feb-04                     71.00                         73.46
      Mar-04                     69.97                         72.38
      Apr-04                     68.92                         71.30
      May-04                     67.86                         70.20

--------
* The Stipulated Loss [and Termination] Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.


                                                    STIPULATED LOSS VALUE % OF
       DATE           TERMINATION VALUE % OF COST               COST

      Jun-04                     66.80                         69.09
      Jul-04                     65.72                         67.98
      Aug-04                     64.63                         66.85
      Sept-04                    63.54                         65.71
      Oct-04                     62.43                         64.56
      Nov-04                     61.31                         63.40
      Dec-04                     60.18                         62.23
      Jan-05                     59.03                         61.05
      Feb-05                     57.88                         59.85
      Mar-05                     56.72                         58.65
      Apr-05                     55.54                         57.43
      May-05                     54.35                         56.20
      Jun-05                     53.15                         54.96
      Jul-05                     51.94                         53.71
      Aug-05                     50.72                         52.45
      Sept-05                    49.49                         51.17
      Oct-05                     48.24                         49.89
      Nov-05                     46.98                         48.59
      Dec-05                     45.71                         47.28
      Jan-06                     44.43                         45.95
      Feb-06                     43.13                         44.61
      Mar-06                     41.82                         43.26
      Apr-06                     40.50                         41.90
      May-06                     39.16                         40.53
      Jun-06                     37.81                         39.14
      Jul-06                     36.45                         37.74
      Aug-06                     35.08                         36.32
      Sept-06                    33.69                         34.89
      Oct-06                     32.29                         33.45
      Nov-06                     30.87                         31.99
      Dec-06                     29.44                         30.52
      Jan-07                     28.00                         29.04



Initials:               FR
          --------      --------
          Lessor        Lessees

                                     ANNEX E
                                       TO
                                  SCHEDULE NO.
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF December 8, 2000

                             AMORTIZATION SCHEDULE*


TOTAL FUNDING AMOUNT


--------------------------------------------------------------
      DATE              PRINCIPAL          ENDING BALANCE
--------------------------------------------------------------

     12/8/00                $          -       $ 6,714,653.25
     1/1/01                 $        .00       $ 6,714,653.25
     2/1/01                 $  48,442.74       $ 6,666,210.51
     3/1/01                 $  48,918.29       $ 6,617,292.22
     4/1/01                 $  49,398.50       $ 6,567,893.71
     5/1/01                 $  49,883.43       $ 6,518,010.28
     6/1/01                 $  50,373.12       $ 6,467,637.16
     7/1/01                 $  50,867.62       $ 6,416,769.54
     8/1/01                 $  51,366.97       $ 6,365,402.57
     9/1/01                 $  51,871.22       $ 6,313,531.35
     10/1/01                $  52,380.42       $ 6,261,150.92
     11/1/01                $  52,894.62       $ 6,208,256.30
     12/1/01                $  53,413.87       $ 6,154,842.42
     1/1/02                 $  53,938.22       $ 6,100,904.20
     2/1/02                 $  54,467.71       $ 6,046,436.49
     3/1/02                 $  55,002.40       $ 5,991,434.09
     4/1/02                 $  55,542.35       $ 5,935,891.74
     5/1/02                 $  56,087.59       $ 5,879,804.16
     6/1/02                 $  56,638.18       $ 5,823,165.98
     7/1/02                 $  57,194.18       $ 5,765,971.80
     8/1/02                 $  57,755.63       $ 5,708,216.17
     9/1/02                 $  58,322.60       $ 5,649,893.56
     10/1/02                $  58,895.13       $ 5,590,998.43
     11/1/02                $  59,473.29       $ 5,531,525.14
     12/1/02                $  60,057.12       $ 5,471,468.02
     1/1/03                 $  60,646.68       $ 5,410,821.34
     2/1/03                 $  61,242.03       $ 5,349,579.32
     3/1/03                 $  61,843.22       $ 5,287,736.10
     4/1/03                 $  62,450.31       $ 5,225,285.78
     5/1/03                 $  63,063.37       $ 5,162,222.42
     6/1/03                 $  63,682.44       $ 5,098,539.98
     7/1/03                 $  64,307.59       $ 5,034,232.39
     8/1/03                 $  64,938.88       $ 4,969,293.51
     9/1/03                 $  65,576.36       $ 4,903,717.15

----------


     10/1/03                $  66,220.10       $ 4,837,497.05
     11/1/03                $  66,870.16       $ 4,770,626.89
     12/1/03                $  67,526.60       $ 4,703,100.29
     1/1/04                 $  68,189.49       $ 4,634,910.80
     2/1/04                 $  68,858.88       $ 4,566,051.92
     3/1/04                 $  69,534.85       $ 4,496,517.07
     4/1/04                 $  70,217.45       $ 4,426,299.63
     5/1/04                 $  70,906.75       $ 4,355,392.88
     6/1/04                 $  71,602.82       $ 4,283,790.06
     7/1/04                 $  72,305.72       $ 4,211,484.35
     8/1/04                 $  73,015.52       $ 4,138,468.83
     9/1/04                 $  73,732.29       $ 4,064,736.54
     10/1/04                $  74,456.09       $ 3,990,280.45
     11/1/04                $  75,187.00       $ 3,915,093.44
     12/1/04                $  75,925.09       $ 3,839,168.35
     1/1/05                 $  76,670.42       $ 3,762,497.93
     2/1/05                 $  77,423.07       $ 3,685,074.87
     3/1/05                 $  78,183.10       $ 3,606,891.76
     4/1/05                 $  78,950.60       $ 3,527,941.16
     5/1/05                 $  79,725.63       $ 3,448,215.52
     6/1/05                 $  80,508.27       $ 3,367,707.25
     7/1/05                 $  81,298.60       $ 3,286,408.65
     8/1/05                 $  82,096.68       $ 3,204,311.98
     9/1/05                 $  82,902.59       $ 3,121,409.38
     10/1/05                $  83,716.42       $ 3,037,692.96
     11/1/05                $  84,538.24       $ 2,953,154.72
     12/1/05                $  85,368.12       $ 2,867,786.60
     1/1/06                 $  86,206.15       $ 2,781,580.45
     2/1/06                 $  87,052.41       $ 2,694,528.04
     3/1/06                 $  87,906.97       $ 2,606,621.07
     4/1/06                 $  88,769.93       $ 2,517,851.15
     5/1/06                 $  89,641.35       $ 2,428,209.79
     6/1/06                 $  90,521.33       $ 2,337,688.46
     7/1/06                 $  91,409.95       $ 2,246,278.52
     8/1/06                 $  92,307.29       $ 2,153,971.23
     9/1/06                 $  93,213.44       $ 2,060,757.79
     10/1/06                $  94,128.48       $ 1,966,629.30
     11/1/06                $  95,052.51       $ 1,871.567.79
     12/1/06                $  95,985.61       $ 1,775,591.18
     1/1/07                 $  96,927.87       $ 1,678,663.30


Initials:               FR
          --------      -------
          Lessor        Lessees

                                     ANNEX F
                                       TO
                                  SCHEDULE NO.
                      DATED THIS 8th DAY OF DECEMBER, 2000
   TO AMENDED AND RESTATED MASTER LEASE AGREEMENT DATED AS OF December 8, 2000

RETURN PROVISIONS: In addition to the provisions provided for in Section X of this Lease, and provided that Lessees have elected not to exercise their extension option pursuant to Section XVIII(a) of the Lease or their purchase option pursuant to Section XVIII(d) of the Lease, Lessees shall, at their expense:

      (A) At least one hundred eighty (180) days and not more than two hundred forty (240) days prior to expiration or earlier termination of the Lease, provide to Lessor a detailed inventory of all components of the Equipment. The inventory should include, but not be limited to, a listing of model, serial numbers and size description (length, width, height, diameter) for all components comprising the Equipment.

      (B) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, provide or cause the vendor(s) or manufacturer(s) to provide to Lessor the following documents: (1) one set of service manuals, blue prints, process flow diagrams and operating manuals including replacements and/or additions thereto, such that all documentation is completely up-to-date; and (2) one set of documents, detailing equipment configuration, operating requirements, maintenance records, and other technical data concerning the set-up and operation of the Equipment, including replacements and/or additions thereto, such that all documentation is completely up-to-date.

      (C) At least one hundred eighty (180) days prior to expiration or earlier termination of the Lease, upon receiving reasonable notice from Lessor, make the Equipment available for on-site operational inspections by potential purchasers, under power, and provide personnel, power and other requirements necessary to demonstrate electrical, mechanical and functionality of each item of the Equipment.

      (D) At least forty-five (45) days prior to expiration or earlier termination of the Lease, cause the manufacturer's representative(s) or qualified equipment maintenance provider(s), acceptable to Lessor, to perform a comprehensive physical inspection, including testing all material and workmanship of the Equipment. The authorized inspector should ensure the equipment is clean and cosmetically acceptable, and in such condition so that it may be immediately installed and placed into use in a similar retail store environment. There shall be no missing screws, bolts, fasteners, etc. The equipment will be free from all large scratches, marks, gouges, dents, discoloration or stains. There shall be no evidence of extreme use or overloading, i.e. bowed or sagging shelves, etc. If during such inspection, examination and test, the authorized inspector finds any of the material or workmanship to be defective or the Equipment not operating within manufacturer's specifications, then Lessees shall repair or replace such defective material and, after corrective measures are completed, Lessees will provide for a follow-up inspection of the Equipment by the authorized inspector as outlined in the preceding clause.

      (E) Have each item of Equipment returned with an in-depth field service report detailing said inspection as outlined in Section D of this Annex D The report shall certify that the Equipment has been properly inspected, examined and tested and is operating within the manufacturer's specifications.

      (F) Properly remove all Lessees installed markings which are not necessary for the operation, maintenance or repair of the Equipment.

      (G) Ensure all Equipment and equipment operations conform to all applicable local, state, and federal laws, health and safety guidelines.

      (H) The Equipment shall be redelivered with all component parts in good operating condition. All components must meet or exceed the manufacturer's minimum recommended specifications unless otherwise specified.

      (I) Provide for the deinstallation, packing, transporting, and certifying of the Equipment to include, but not be limited to, the following: (1) the manufacturer's representative shall de-install all Equipment (including all wire, cable and mounting hardware) in accordance with the specifications of the manufacturer; (2) each item of the Equipment will be returned with a certificate supplied by the manufacturer's representative qualifying the Equipment to be in good condition and (where applicable) to be eligible for the manufacturer's maintenance plan; the certificate of eligibility shall be transferable to another operator of the Equipment; (3) the Equipment shall be packed properly and in accordance with the manufacturer's recommendations; and (4) Lessees shall transport the Equipment in a manner consistent with the manufacturer's recommendations and practices.

      (J) Upon sale of the Equipment to a third party, provide transportation to any locations anywhere in the continental United States selected by Lessor.

      (K) Obtain and pay for a policy of transit insurance for the redelivery period in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance.




Initials:               FR
          --------      --------
          Lessor        Lessees


                                       2